UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

MEDICUS PHARMA LTD.
(Exact name of registrant as specified in its charter)

Ontario	001-42408	98-1778211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Conshohocken State Road, Suite 200
 Conshohocken, Pennsylvania, United States 19428
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (610) 540-7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	MDCX	NASDAQ Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	MDCXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 4, 2025, Medicus Pharma Ltd. (the "Company") and Helix Nanotechnologies Inc. ("HelixNano"), a Boston-based biotech company focused on developing an advanced mRNA platform to create vaccines and therapies to augment the immune system's power to fight disease, announced that they have entered into a non-binding memorandum of understanding (the "MoU") in respect of their shared mutual interest in the development of thermostable infectious diseases vaccines by combining HelixNano's proprietary mRNA vaccine platform with Medicus' proprietary MNA delivery platform. Subject to the certain conditions noted in the MoU, Medicus and HelixNano are currently engaged in good faith negotiations with the aim of forming a joint venture (the "Joint Venture") for the co-development and commercialization of thermostable mRNA-based vaccines utilizing their respective proprietary technologies. In parallel with such ongoing negotiations, Medicus and HelixNano have formalized their mutual intent to collaborate on the research, development and production of a batch of clinical-grade mRNA vaccine-loaded MNAs (the "Project"), which are intended for use in a Phase 1 clinical bridging study to compare the safety and preliminary efficacy of intramuscular injection vs. intradermal MNA delivery of HelixNano's vaccine candidate HN-0001, through the proposed Joint Venture.

The purpose of the MoU is to memorialize the mutual intention of the parties to proceed with preliminary collaborative efforts towards the Project while the terms of the contemplated Joint Venture are being finalized. Except as expressly provided in certain sections, the MoU is non-binding and shall not be construed to obligate either party to proceed with the Joint Venture or any further development or commercial arrangement, unless and until definitive agreements are executed.

A copy of the press release announcing the MOU, issued by the Company on August 4, 2025, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 4, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL document).

Forward Looking Statements

Certain information in this Current Report on Form 8-K constitutes "forward-looking statements" under applicable securities laws. "Forward-looking statements" are defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, statements regarding the MoU, including the development of thermostable infectious diseases vaccines by combining HelixNano's proprietary mRNA vaccine platform with Medicus' proprietary microneedle array (MNA) delivery platform, the commencement of the Project and potential results thereof, the formation of the Joint Venture and potential benefits thereof, the commencement and successful completion of the joint development activities and the benefits thereof, the design of the MoU and the Joint Venture to unlock next generation vaccination paradigm, successfully develop needle-free and thermostable vaccines that could eliminate cold-chain logistics, reduce distribution costs, improve patient access and offer global scale, the Company being positioned at the forefront of ground-breaking opportunities to prevent infectious diseases. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "could", "designed", "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's annual report on form 10-K for the year ended December 31, 2024 (the "Annual Report"), and in the Company's other public filings on EDGAR and SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. Forward-looking statements contained in this Current Report on Form 8-K are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Readers are cautioned that the foregoing list is not exhaustive, and readers are encouraged to review the Annual Report accessible on the Company's profile on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name:	Dr. Raza Bokhari
Title:	Executive Chairman and Chief Executive Officer

Dated: August 4, 2025